Exhibit 5.1

OPINION OF COUNSEL

Snell & Wilmer L.L.P.

600 Anton Boulevard

Suite 1400

Costa Mesa, California 92626-7689

TELEPHONE: (714) 427-7000

FACSIMILE: (714) 427-7799

July 15, 2014

Cryoport, Inc.

20382 Barents Sea Circle

Lake Forest, California 92630

Re:	Registration Statement on Form S-8

Cryoport, Inc., Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate of 7,100,000 shares (collectively, the “Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), reserved for issuance upon the exercise of stock options and other awards that may be granted under the Company’s 2011 Stock Incentive Plan, as amended (the “Plan”).

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The Articles of Incorporation of the Company (the “Charter”), certified as of a recent date by the Secretary of State of the State of Nevada and as of the date hereof by an officer of the Company;

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate as to the good standing of the Company, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company relating to the approval of the Plan and the authorization of the issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company;

7. The Plan, certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and the Plan and otherwise in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Nevada,, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Nevada, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Nevada, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours, /s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.